Exhibit 10.2

AMENDMENT NO. 1 TO

SHARE REPURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SHARE REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of November 14, 2022, by and between Daseke, Inc., a Delaware corporation (the “Company”), on the one hand, and Don R. Daseke, an individual (“Mr. Daseke”), Barbara Daseke, an individual (“Mrs. Daseke”), and The Walden Group, Inc., a Delaware corporation (“Walden Group” and, together with Mr. Daseke and Mrs. Daseke, “Sellers”), on the other hand. The Company and Sellers are referred to herein collectively as the “Parties” and each, individually, as a “Party.”

WHEREAS, the Parties entered into that certain Share Repurchase Agreement, dated as of November 10, 2022 (the “Agreement”); and

WHEREAS, pursuant to and in accordance with Section 7.5 of the Agreement, the Agreement may be amended only by an instrument in writing signed on behalf of each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

Section 1. Definitions. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

Section 2. Amendments to the Agreement.

(a) Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto. For the avoidance of doubt, the Preferred Stock shall have the powers, preferences and rights, and qualifications, limitations and restrictions, set forth in Exhibit A hereto, which consists of a certificate of designations and a form of amendment thereto.

(b) The first sentence of Section 2.1 (Closing) of the Agreement is hereby amended and restated in its entirety as set forth below:

The Closing shall take place at the offices of the Company, at 3:00 p.m., local time, on November 14, 2022, or such other time and place as the Parties may agree in writing.

(c) Section 7.6 (Expenses) of the Agreement is hereby amended and restated in its entirety as set forth below:

All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the transactions contemplated by this Agreement are consummated, except that the documented, reasonable fees and expenses of one legal counsel of Sellers incurred in connection with the transactions contemplated by this Agreement shall be paid by the Company.

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Section 3. No Other Amendments. Each reference to “this Agreement,” “hereunder,” “hereof” and other similar references set forth in the Agreement and each reference to the Agreement in any other agreement, document or other instrument shall, in each case, refer to the Agreement as modified by this Amendment. Except as and to the extent expressly modified by this Amendment, the Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement.

Section 4. Miscellaneous Provisions. Section 7.9 (Governing Law; Jurisdiction; Jury Waiver), Section 7.12 (Severability) and Section 7.13 (Counterparts) of the Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

THE COMPANY:

DASEKE, INC.

By:	/s/ Jonathan Shepko
Name:	Jonathan Shepko
Title:	Chief Executive Officer

SELLERS:

DON R. DASEKE

/s/ Don R. Daseke

BARBARA DASEKE

/s/ Barbara Daseke

THE WALDEN GROUP, INC.

By:	/s/ Don R. Daseke
Name:	Don R. Daseke
Title:	President & Sole Director

Signature page to Amendment No. 1 to Share Repurcahse Agreement

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Exhibit a

Certificate of Designations and Certificate of Amendment

See attached.

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DASEKE, INC.

CERTIFICATE OF DESIGNATIONS
OF
PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B-1 PERPETUAL REDEEMABLE PREFERRED STOCK
AND
SERIES B-2 PERPETUAL REDEEMABLE PREFERRED STOCK
_________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
_________________

Daseke, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”) duly approved and adopted the following resolution on November 8, 2022:

WHEREAS, on the terms and subject to the conditions set forth in the Share Repurchase Agreement, dated as of November 10, 2022, by and among the Corporation and the investors party thereto (the “Investors”), the Investors agreed to, among other things, exchange 11,266,058 shares of common stock, par value $0.0001 per share, of the Corporation for 67,597 shares of Preferred Stock (as defined below), with an aggregate initial liquidation preference of $67,597,000.

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s second amended and restated certificate of incorporation (as further amended or otherwise modified from time to time, the “Certificate of Incorporation”), the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.0001 per share, of the Corporation, of (i) 20,000 shares of a new series of Preferred Stock with the designation set forth in clause (i) of Section 1 below and (ii) 47,597 shares of a new series of Preferred Stock with the designation set forth in clause (ii) of Section 1 below, and there is hereby stated and fixed the number of shares constituting such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of such series as follows:

Section 1.
Number, Designations and Registration. (i) Such series of Preferred Stock referred to in clause (i) of the immediately preceding paragraph shall be designated as shares of “Series B-1 Perpetual Redeemable Preferred Stock,” par value $0.0001 per share, of the Corporation (the “Series B-1 Preferred Stock”) and the number of shares constituting such series shall be twenty thousand (20,000) and (ii) such series of Preferred Stock referred to in clause (ii) of the immediately preceding paragraph shall be designated as shares of “Series B-2 Perpetual Redeemable Preferred Stock,” par value $0.0001 per share, of the Corporation (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Preferred Stock”) and the number of shares constituting such series shall be forty-seven thousand five hundred and ninety-seven (47,597). The Corporation may not issue additional shares of (i) Series B-1 Preferred Stock without the prior written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Series B-1 Preferred Stock and (ii) Series B-2 Preferred Stock without the prior written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Series B-2 Preferred Stock; provided, that, the foregoing shall not apply to the issuance of, and shall not prohibit the Corporation from issuing without any required consent, additional shares of preferred stock, including Senior Securities, Parity Securities (other than Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable) or Junior Securities. The Corporation shall register the shares of Preferred Stock, upon records to be maintained by the Corporation or the Corporation’s transfer agent for that purpose (the “Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat a registered Holder of shares of Preferred Stock as the absolute owner thereof for all purposes.
Section 2.
Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided, however, that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution on, or making a purchase, repurchase or redemption of, any Capital Stock of the Corporation) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation (collectively with the Common Stock, the “Junior Securities”), except for any Parity Securities or Senior Securities; (ii) on a parity with each other class or series of Capital Stock of the Corporation hereafter issued, the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively the “Parity Securities”); and (iii) junior to (a) the Corporation’s 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the “Existing Preferred Stock”) and (b) each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued, the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Senior Securities”).
Section 3.
Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4.
Dividends.
(a)
Accrual and Payment of Dividends. From and after the Issue Date, Holders of Preferred Stock shall be entitled to receive in respect of each share of Preferred Stock, as and when declared by the Board, out of funds legally available therefor, cumulative dividends accruing on a daily basis in arrears at the applicable Dividend Rate on the Liquidation Preference of such share of Preferred Stock from time to time, payable in cash and, to the extent not paid in cash on any Dividend Payment Date, compounded quarterly in arrears at the applicable Dividend Rate by increasing the then Liquidation Preference on such Dividend Payment Date. The Board shall declare the Dividends payable in cash to be paid on each quarterly Dividend Payment Date unless such cash payment would, in the Company’s reasonable judgement, constitute a breach or default under the Existing Debt Documents or the Corporation is otherwise prohibited, limited or otherwise restricted under the Existing Debt Documents or the laws of the State of Delaware from making such cash payment.
(b)
Accreted Dividends. At any time and from time to time when there are Accreted Dividends, the Board, or any authorized committee thereof, may declare and cause the Corporation to pay in cash, to the Holders on a record date fixed in accordance with Section 213 of the DGCL, a dividend per share of Preferred Stock equal to all or a portion of such Accreted Dividends and/or accrued and unpaid Dividends on such share of Preferred Stock, provided that if not determined and notified to the Holders by the third (3rd) Business Day prior to the last day of the applicable calendar quarter (or with respect to the calendar quarter containing the Redemption Date, by the Redemption Date), the accrued and unpaid Dividends will increase the then Liquidation Preference on the next Dividend Payment Date. All Dividends paid in respect of shares of Preferred Stock pursuant to Section 4(a) and (b) shall be paid on a Pro Rata Basis to the Holders entitled thereto.
(c)
Dividend Rate. “Dividend Rate” shall mean (i) with respect to the Series B-1 Preferred Stock, a rate per annum equal to 13.00% and (ii) with respect to the Series B-2 Preferred Stock, a rate per annum equal to 7.00%; provided that from and after November 14, 2027, the Dividend Rate with respect to the Series B-2 Preferred Stock shall be equal to 13.00% per annum. Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)). The Dividend Rate shall be subject to the increase as, and for the time period, set forth in Section 4(d).
(d)
Dividend Rate Increase. At any time the Corporation does not pay Dividends in cash on the applicable Dividend Payment Date pursuant to Section 4(a), unless such cash payment would, in the Company’s reasonable judgement, constitute a breach or default under the Existing Debt Documents or the Corporation is otherwise prohibited, limited or otherwise restricted under the Existing Debt Documents or the laws of the State of Delaware from making such cash payment, the Dividend Rate applicable to each series of Preferred Stock shall increase and be equal to 13.00% per annum until such cash payment is actually made or waived by Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock of such series.

Section 5.
Liquidation. Upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Liquidation Preference. If upon any such Liquidation, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Liquidation Preference for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation. After indefeasible payment to the Holders of the full amount of such Liquidation Preference to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation.
Section 6.
Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.
Section 7.
Redemption and Repurchases.
(a)
Optional Redemption. At any time on or after the Issue Date, the Corporation may redeem outstanding shares of Preferred Stock, in whole or in part, of one or both series, at the Corporation’s option, for cash at a redemption price (the “Redemption Price”) equal to 100% of the Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Date”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.
(b)
Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 7(a), at least three (3) days but not more than thirty (30) days prior to the redemption date, to each Holder of record of shares of the applicable series of Preferred Stock to be redeemed at such Holder’s address appearing on the Register. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock of such series owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions (such as, but not limited to, a financing or other corporate transaction), a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock in writing in advance. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder (if such shares are certificated).

(c)
Change of Control.
(i)
The Corporation shall, in the event of a Change of Control of the Corporation, make an offer in accordance with Section 7(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 7(c)(ii) as described under Section 7(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 100% of the Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 7(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.
(ii)
Within thirty (30) days following any Change of Control, the Corporation shall send by (x) email and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice stating:
(A)
that the Change of Control Offer is being made pursuant to this Section 7(c) and that all shares of Preferred Stock tendered will be accepted for payment;
(B)
the Applicable Change of Control Purchase Price and the purchase date, which will be no earlier than three (3) days nor later than thirty (30) days from the date such notice is delivered (the “Change of Control Payment Date”);

(C)
that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends on and after the Change of Control Payment Date;
(D)
that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 10:00 a.m. New York City time on the Change of Control Payment Date;
(E)
that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).
(iii)
On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.
(iv)
To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.
(v)
The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.
(vi)
Notwithstanding anything to the contrary in this Section 7(c), the Corporation shall not be required to make a Change of Control Offer if such Change of Control Offer (or the consummation thereof) would, in the Company’s reasonable judgement, constitute a breach or default under the Existing Debt Documents or the Corporation is otherwise prohibited, limited or otherwise restricted under the Existing Debt Documents from making or consuming such Change of Control Offer.

Section 8.
Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.
Section 9.
Transfer Restrictions. Shares of Preferred Stock may not be transferred, assigned or pledged without the prior written consent of the Corporation (such consent not to be unreasonably withheld or delayed) (other than transfers to any other Holder or any Affiliate of a Holder).
Section 10.
No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock.
Section 11.
Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:
(a)
“Accreted Dividends” means, as of any date of determination, with respect to each outstanding share of Preferred Stock, the aggregate amount of Dividends that have accrued and compounded pursuant to Section 4(a) and that have not been previously declared and paid in cash pursuant to Section 4(b) on such share.
(b)
“Applicable Change of Control Purchase Price” shall have the meaning set forth in Section 7(c)(i).
(c)
“Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
(d)
“Board” shall have the meaning set forth in the Recitals.
(e)
“Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(f)
“Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.
(g)
“Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.
(h)
“Certificate of Incorporation” shall have the meaning set forth in the Recitals.
(i)
A “Change of Control” occurs at any time the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than any direct or indirect parent of the Corporation, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(j)
“Change of Control Offer” shall have the meaning set forth in Section 7(c)(i).
(k)
“Change of Control Payment” shall have the meaning set forth in Section 7(c)(i).
(l)
“Change of Control Payment Date” shall have the meaning set forth in Section 7(c)(ii)(B).

(m)
“Code” shall have the meaning set forth in Section 13(f)(i).
(n)
“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Corporation.
(o)
“Corporation” shall have the meaning set forth in the Recitals.
(p)
“DGCL” means the Delaware General Corporation Law.
(q)
“Dividend” means the dividends to be made by the Corporation in respect of the Preferred Stock in accordance with Section 4(a).
(r)
“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2022; provided that if any Dividend Payment Date is not a Business Day, such Dividend Payment Date will be the immediately following Business Day.
(s)
“Dividend Rate” shall have the meaning set forth in Section 4(c).
(t)
“Dollar” and “$” means lawful money of the United States.
(u)
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
(v)
“Existing Debt Documents” means, collectively, (i) the Certificate of Designations, Preferences, Rights and Limitations of the Existing Preferred Stock, (ii) the Term Loan Agreement, dated as of February 27, 2017, by and among the Corporation, Daseke Companies, Inc., JPMorgan Chase Bank, N.A., as administrative agent, the financial institutions party thereto and the other parties thereto and (iii) the Fifth Amended and Restated Revolving Credit and Security Agreement, dated as of February 27, 2017, by and among the Corporation, Daseke Companies, Inc., PNC Bank, National Association, as lender and agent, the financial institutions party thereto and the other parties thereto, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time or replaced in connection with any refinancing thereof.
(w)
“Existing Preferred Stock” shall have the meaning set forth in Section 2.
(x)
“Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.
(y)
“Initial Liquidation Preference” means, with respect to a share of Preferred Stock, $1,000.
(z)
“Investors” shall have the meaning set forth in the Recitals.
(aa)
“Issue Date” means November 14, 2022.
(bb)
“Junior Securities” shall have the meaning set forth in Section 2.

(cc)
“Liquidation” shall have the meaning set forth in Section 5.
(dd)
“Liquidation Preference” means, at any date of determination and with respect to each share of Preferred Stock, the sum of (a) the Initial Liquidation Preference thereof, plus (b) all Accreted Dividends thereon (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions).
(ee)
“Parity Securities” shall have the meaning set forth in Section 2.
(ff)
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.
(gg)
“Preferred Stock” shall have the meaning set forth in Section 1.
(hh)
“Pro Rata Basis” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock.
(ii)
“Redemption Date” shall have the meaning set forth in Section 7(a).
(jj)
“Redemption Price” shall have the meaning set forth in Section 7(a).
(kk)
“Register” shall have the meaning set forth in Section 1.
(ll)
“SEC” means the United States Securities and Exchange Commission and any successor organization.
(mm)
“Senior Securities” shall have the meaning set forth in Section 2.
(nn)
“Series B-1 Preferred Stock” shall have the meaning set forth in Section 1.
(oo)
“Series B-2 Preferred Stock” shall have the meaning set forth in Section 1.
(pp)
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.
(qq)
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
Section 12.
Share Certificates; Legends.
(a)
If any certificates representing shares of Preferred Stock (if such shares are certificated) shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.
(b)
Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON NOVEMBER 10, 2022 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 13.
Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:
(a)
Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.
(b)
Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
(c)
Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
(d)
Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e)
Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
(f)
Certain Tax Matters.
(i)
Tax Treatment. The Corporation and the Holders intend to take the position that the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. The Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by (x) a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, (y) a change in applicable facts after the date hereof involving the terms of the Preferred Stock or the ownership of the Corporation, or (z) a final “determination” (as defined under Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code or as a distribution of property to which Section 301 of the Code applies.
(ii)
Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to deduction and withholding and backup withholding of tax to the extent required by law, and amounts deducted and withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were deducted and withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any payment, dividend or distribution (including any non-cash, deemed or constructive payment, dividend or distribution) to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.
(iii)
Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or as otherwise required by a final “determination” pursuant to Section 1313 of the Code (or similar provision of state or local law).

(iv)
Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed or constructive distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed or constructive distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 15(f)(i) above, if the Corporation determines that there is a deemed or constructive distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.
(g)
Amendment. No provision of this Certificate of Designations may be amended except in a written instrument signed by the Corporation with the consent by vote or written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock, voting together as a single class. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock, voting together as a single class. Notwithstanding the foregoing, (i) if such amendment or waiver would affect only a particular series of Preferred Stock, only the vote or consent of the Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock of such series affected series shall be required and (b) no amendment or waiver will (A) decrease the Dividend Rate, (B) reduce the Redemption Price or (C) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
(h)
Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 10th day of November, 2022.

DASEKE, INC.

By:	/s/ Soumit Roy
	Name:	Soumit Roy
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

DASEKE, INC.

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATIONS
OF
PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B-1 PERPETUAL REDEEMABLE PREFERRED STOCK
AND
SERIES B-2 PERPETUAL REDEEMABLE PREFERRED STOCK
_________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
_________________

Daseke, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The Corporation filed a Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Perpetual Redeemable Preferred Stock and Series B-2 Perpetual Redeemable Preferred Stock on November 10, 2022 (the “Certificate of Designations”).

SECOND: On November 13, 2022, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by the Corporation’s second amended and restated certificate of incorporation, as amended, the Board adopted resolutions approving the following amendments to the Certificate of Designations:

1.
Section 4(c) of the Certificate of Designations is hereby amended and restated in its entirety as follows:
(c)
Dividend Rate. “Dividend Rate” shall mean (i) with respect to the Series B-1 Preferred Stock, a rate per annum equal to 13.00% and (ii) with respect to the Series B-2 Preferred Stock, a rate per annum equal to 7.00%; provided that from and after November 14, 2027, the Dividend Rate with respect to the Series B-2 Preferred Stock shall be equal to 13.00% per annum. Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)). The Dividend Rate shall be subject to the increases as, and for the time period, set forth in Section 4(d) and Section 4(e), as applicable.
2.
A new Section 4(e) is added as follows:
(e)
Change of Control. Notwithstanding anything to the contrary, from and after the consummation of a Change of Control, the Dividend Rate applicable to each series of Preferred Stock shall increase and be equal to 18.00% per annum.
3.
Section 7(c) is deleted in its entirety.
4.
The following definitions are deleted from Section 11 in their entirety “Applicable Change of Control Purchase Price,” “Change of Control Offer,” “Change of Control Payment,” “Change of Control Payment Date” and “Change of Control Purchase Price.”

THIRD: This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation as of this [●] day of November, 2022.

DASEKE, INC.

By:
	Name:	Soumit Roy
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

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